SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
Filed by a Party other than the Registrant

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Champion Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHAMPION INDUSTRIES, INC.

P. O. Box 2968
Huntington, West Virginia 25728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held March 21, 2011

To The Shareholders:

    The annual meeting of shareholders of Champion Industries, Inc. will be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on Monday, March 21, 2011 at 1:00 p.m. local time for the following purposes:

1.	To fix the number of directors at seven (7) and to elect as directors to hold office until the next annual meeting of shareholders the 7 nominees named in the accompanying proxy statement.

2.	To approve, in an advisory (non-binding) vote, Champion's executive compensation as disclosed in the accompanying proxy statement.

3.	To approve an advisory (non-binding) proposal to determine whether the shareholder vote to approve executive compensation (Item 2 above) should occur every 1, 2 or 3 years.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record of the Common Stock of Champion Industries, Inc. at the close of business on February 4, 2011 are entitled to notice of this meeting and to vote at the meeting.

   Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 21, 2011. The 2011 Proxy Statement and the Annual Report to Shareholders for the year ended October 31, 2010 are also available at www.ViewMaterial.com/CHMP.

    We hope you will attend the meeting and vote your shares in person. However, since a majority of the outstanding shares must be present in person or by proxy in order to conduct the meeting, we urge you to date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy if you so desire. The proxy may be revoked at any time prior to its exercise, but after commencement of the annual meeting, the proxy may be revoked only in accordance with the order of business adopted for the meeting.

Dated: February 11, 2011	By Order of the Board of Directors

Donna Connelly, SECRETARY

CHAMPION INDUSTRIES, INC.
P. O. Box 2968
Huntington, West Virginia 25728

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS to be held March 21, 2011

INTRODUCTION

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Champion Industries, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Monday, March 21, 2011, at 1:00 p.m. local time at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, and any adjournment thereof (the “Annual Meeting”). The Company anticipates that this Proxy Statement and the form of proxy will be sent or given to shareholders on approximately February 11, 2011.

    Only those shareholders of record as of the close of business on February 4, 2011 are entitled to notice of and to vote at the meeting and any adjournment thereof. At such time, the Company had and continues to have only one (1) class of stock outstanding, consisting of 9,987,913 issued and outstanding shares of common stock, of the par value of One Dollar ($1.00) per share (the “Common Stock”) held by approximately 395 shareholders. The Common Stock carries no preemptive rights.

Cumulative Voting is Authorized

    The Company’s By-laws provide that at each election for directors every shareholder entitled to vote at such election has as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share is entitled to one vote.

SOLICITATION OF PROXIES AND VOTING

    Solicitation of proxies may be made in person or by mail, telephone, or facsimile by directors, officers and regular employees of the Company or its subsidiaries and by proxy solicitation companies. The Company may also request brokerage houses, banks, and other record holders of the Company’s stock to forward proxy solicitation materials to the beneficial owners of such stock, and will reimburse such persons for their expenses in connection therewith. The Company has engaged Georgeson Inc. to assist in the solicitation of proxies of brokers and financial institutions and their nominees, for a fee of $4,500, plus reimbursement of reasonable out-of-pocket expenses. The expense of soliciting proxies will be borne by the Company.

    Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting, or any adjournment thereof, and where the shareholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company, (1) "FOR" the election of the Board of Directors’ seven (7) nominees for election as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board’s nominees to ensure the election of as many of the Board’s nominees as possible) (2) "FOR" approval of the advisory (non-binding) proposal on executive compensation and (3) "FOR" the advisory (non-binding) proposal that a non-binding shareholder vote to approve executive compensation should occur every year. Any proxy given for use at the meeting may be revoked at any time before it is exercised by written notice or subsequently dated proxy received by the Company, or by oral revocation given by the shareholder in person at the meeting or any adjournment thereof. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the annual meeting.

    Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of the Company, in conjunction with an independent, third-party vote tabulation firm. The presence of a majority of the outstanding shares of Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting, but will be counted toward determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In the election of directors, those nominees receiving the seven (7) highest number of votes shall be elected, even if such votes do not constitute a majority. The proposal on approval of executive compensation will be approved in a non-binding advisory vote if the votes cast in favor exceed the votes cast against approval. The frequency of the shareholder vote on executive compensation will be determined in a non-binding advisory vote by the interval (every 1, 2 or 3 years) receiving the highest number of votes cast.

EFFECT OF NOT CASTING YOUR VOTE

    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement), the advisory (non-binding) proposal on executive compensation (Item 2 of this proxy statement) and the advisory (non-binding) proposal on frequency of voting on executive compensation (Item 3 of this proxy statement).

    Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors and on executive compensation on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or the two advisory votes on executive compensation, no votes will be cast on your behalf.

    If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

ELECTION OF DIRECTORS

Proposal No. 1 in the Accompanying Form of Proxy

    The proxies granted by the shareholders will be voted at the meeting for the resolution, unless contrary direction is indicated, establishing the number of directors at seven (7) and the election of the seven (7) nominees listed below. The proxies cannot be voted for a greater number of persons. The nominees elected as directors are to serve until the next annual meeting of shareholders and until their successors are duly elected and have qualified. The By-laws provide, however, that between annual meetings, the Board of Directors, by a majority vote, may increase the number of directors and may appoint such persons as they may select, by a majority vote, to fill any vacancies.

    While it is not anticipated that any of the nominees will be unable to serve, if for any reason one or more shall be unable to do so, the proxies will be voted for any nominees selected by management of the Company. The persons listed below have been nominated by the Board of Directors for election as directors. Each of the nominees is currently a director of the Company. The name, age, principal occupation and business experience of each, all positions and offices held by each with the Company or any of its subsidiaries and any period during which he has served as such are set forth below.

Name, Age, Position and Offices with Company and Year Became Director	Principal Occupations for Past Five Years

Louis J. Akers - 59 Director – 2004
Consultant, June 1, 2006 to present; Vice Chairman of Board of Directors, Ferris, Baker Watts, Incorporated from December 2001 to June 1, 2006; Chief Executive Officer, Ferris, Baker Watts, Incorporated, from October 1998 to December 2001.

Mr. Akers' management and financial background provides the Board with expertise in strategic planning and capital and financial management.

Philip E. Cline -77 Director – 1992
Acting President, Alderson-Broaddus College from November 2010 to present; Consultant, July 1999 to present; President of River City Associates, Inc. and General Manager of Pullman Plaza Hotel (Formerly Radisson Hotel Huntington) from 2001 to May 2010; President, Monumental Concrete Co. August 1996 to July 2005; President, Chief Executive Officer and Director, Broughton Foods Company from January 1997 to June 1999; Interim President and Chief Executive Officer, Broughton Foods Company from November 1996 to December 1996; Consultant from January 1996 to November 1996, Executive Vice President (1995 to 1996), Vice President and Treasurer (1968 to 1995) of J. H. Fletcher & Co. (manufacturer of underground mining equipment); Director of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.) from 1983 to December 2000.

Mr. Cline's financial and managerial background and experience complements the Board's strategic planning and operations management.

Harley F. Mooney, Jr. - 82 Director – 1992
Brig. Gen. U.S. Army (Ret.); Managing Partner, Mooney-Osborne & Associates (management consulting) from 1985 to present; Director of Stationers, Inc. (a Company subsidiary) from 1989 to present; consultant to Stationers, Inc. from 1988 to 1990; consultant to The Harrah and Reynolds Corporation from 1988 to 2003; Director of Ohio River Bank, Ironton, Ohio from 1995 to present; Chairman of the Board of Directors, Caspian Industries (manufacturing) from 1996 to 2003; Director, Guyan International, Inc. (manufacturing) from 2000 to present.

General Mooney's military experience and consulting background enhance the Board's organizational and operational capabilities.

A. Michael Perry - 74 Director - 1992
Co-founder and co-manager, Heritage Farm Museum and Village (Appalachian rural life museum), Huntington, West Virginia, since 2001; Retired; President (from 1983 to December 1993),  Chief Executive Officer (from 1983 to June 1, 2001) and Chairman of Board from November 1993 to June 1, 2001 of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Mr. Perry's experience as a corporate attorney, bank holding company chief executive officer and his service on various public company boards provides the Board with expertise in the areas of corporate governance, finance and governmental affairs.

Marshall T. Reynolds - 74 Chief Executive Officer, Director and Chairman of the Board of Directors - 1992
Chief Executive Officer and Chairman of the Board of Directors of Company from 1992 to present, President of Company from December 1992 to September 2000; President and general  manager of The Harrah and Reynolds Corporation, predecessor of the Company, from 1964 (and sole shareholder from 1972) to present; Chairman of the Board of River City Associates, Inc.  (owner of Pullman Plaza Hotel) since 1989; Chairman of the Board of Directors, Broughton Foods Company from November  1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Mr. Reynolds has served as chief executive officer of the Company and its predecessors since 1964, providing in depth experience in the Company's printing and office products businesses.

Neal W. Scaggs - 74 Director – 1992
President, Baisden Brothers, Inc. (retail and wholesale hardware) from 1963 to present.

Mr. Scaggs is a retired entrepreneur in the retail auto parts business and serves on various public company boards. He brings business experience and management expertise to the Board.

Glenn W. Wilcox, Sr. - 79 Director – 1997
Chairman of the Board of Directors of Wilcox Travel Agency, Inc. since 1953; Chairman of the Board of Directors (since 1974) and President (from 1974 to 1997) of Blue Ridge Printing Co., Inc; Chairman of the Board of Directors of Tower Associates, Inc. (real-estate development) since 1989.

Mr. Wilcox brings to the Board over twenty (20) years experience in the commercial printing industry.

    Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Premier Financial Bancorp, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Energy Services of America Corporation, of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Scaggs was chairman of the board of directors and Mr. Reynolds was a director of First State Financial Corporation, of Sarasota, Florida which until August 31, 2009, had a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Perry is a director of Arch Coal, Inc., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds was a director of Abigail Adams National Bancorp, Inc., of Washington D.C., which until October 1, 2009 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Reynolds is a director of Summit State Bank, of Santa Rosa, California, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

    Mr. Wilcox is a director of The Cornerstone Total Return Fund, Inc., Cornerstone Strategic Value Fund, Inc. and Cornerstone Progressive Return Fund (CFP), registered investment companies under the Investment Company Act of 1940.

    Mr. Reynolds was chairman of the board of directors and Messrs. Cline, Akers, Perry and Scaggs were directors of Portec Rail Products, Inc., of Pittsburgh, Pennsylvania, which until December 29, 2010 had a class of securities registered pursuant to the Securities Exchange Act of 1934.

BOARD MEETINGS, COMMITTEES AND ATTENDANCE

    During fiscal year 2010, there were twelve (12) meetings of the Company Board of Directors. All directors attended 75% or more of the aggregate of meetings of the Board and their committees held during their respective terms.  The Company strongly encourages all members of the Board of Directors to attend the annual meeting of shareholders each year.  At the prior year's annual shareholder meeting, all of the directors except Mr. Reynolds were present.

    The Board of Directors consists of a majority of "independent directors" as such term is defined in the NASDAQ Stock Market Marketplace Rules.  The Board of Directors has determined that Louis J. Akers, Harley F. Mooney, A. Michael Perry, Neal W. Scaggs and Glenn W. Wilcox, Sr. are independent directors.

    The Board of Directors has adopted a formal policy by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Champion Industries, Inc., P.O. Box 2968, Huntington, West Virginia 25728-2968.  This information is also available on the Company's website at www.champion-industries.com.

    The Board of Directors has three standing committees: a Compensation Committee, a Nominating Committee and an Audit Committee.

    The Compensation Committee reviews and recommends to the Board the compensation and employee benefits of officers of the Company and administers the 2003 Stock Option Plan. The Compensation Committee met once during fiscal year 2010. The Compensation Committee consists of Messrs. Akers, Perry and Scaggs, all of whom are independent directors as defined in the NASDAQ Stock Market Marketplace Rules. A copy of the Compensation Committee charter is available on the Company’s website at www.champion-industries.com.  The Compensation Committee assists the Board of Directors in carrying out the Board’s overall responsibility relating to executive compensation.  Although its charter grants the committee authority to delegate its responsibility to subcommittees, and to retain compensation consultants, it has not done so.

    For fiscal year 2010, the Company’s Chief Executive Officer, Mr. Reynolds, was delegated the task of setting the compensation for the named executive officers.  Mr. Reynolds also provided to the Compensation Committee his recommendations for his own base salary and performance cash bonus program. The Compensation Committee ultimately determined and approved Mr. Reynolds’ compensation independently based on its collective judgment.  Mr. Reynolds did not attend any meetings of the Compensation Committee and he was not present when the Compensation Committee deliberated or voted on his compensation.

    Please review the Compensation Committee’s Compensation Discussion and Analysis as well as the Compensation Committee Report in this Proxy Statement.

    The purpose of the Nominating Committee is to assist the Board in identifying qualified individuals to become board members and in determining the composition of the Board and its committees.  When considering a potential director candidate, the Nominating Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.  The Nominating Committee will review and consider director nominees recommended by shareholders.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. When considering a potential director candidate, the Nominating Committee evaluates the entirety of each candidate’s experience and qualifications. The Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience. The Nominating Committee will review and consider director nominees recommended by shareholders.

    There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.

    A copy of the Nominating Committee charter is available on the Company's website at www.champion-industries.com.  The Nominating Committee currently consists of Messrs. Perry, Scaggs and Wilcox, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules. The Nominating Committee did not meet during fiscal year 2010.

    The Company's By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year's annual meeting.  Each notice must set forth:  (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected.

    The Audit Committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters.  The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.  The Audit Committee met six times during fiscal year 2010.  The Audit Committee is required to have and will continue to have at least three members, all of whom must be "independent directors" as defined in the Marketplace Rules of the Nasdaq Stock Market.  Messrs. Akers, Scaggs and Wilcox are the current members of the Audit Committee.

    The Board determined that Mr. Akers, Mr. Scaggs and Mr. Wilcox are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements.  The Board has also determined that Mr. Akers, Mr. Scaggs, and Mr. Wilcox each meet the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.

    The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee.

    Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC the Board of Directors does not believe that any member of the Board of Directors' Audit Committee would be described as an audit committee financial expert.  At this time, the Board of Directors believes it would be desirable for the Audit Committee to have an audit committee financial expert serving on the committee.  While informal discussions as to potential candidates have occurred, at this time no formal search process has commenced.

    The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board.  A copy of the written Audit Committee charter is available on the Company’s website at www.champion-industries.com.  Please review the “Report of the Audit Committee” included in this annual meeting proxy statement.

BOARD LEADERSHIP

Our Board of Directors has no fixed policy with respect of the separation of the offices of chairman of the Board of Directors and chief executive officer. Our Board of Directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and our shareholders at any given time. We believe our current Board leadership structure is appropriate because it recognizes that in most cases one person should speak for and lead the Company and the Board of Directors in order to promote unified leadership and direction. Mr. Reynolds currently serves and has served since the founding of the Company as chairman of the board of directors and chief executive officer. The Board has not designated a lead independent director.

BOARD ROLE IN RISK OVERSIGHT

The Company faces a variety of risks. An effective risk management system will identify the material risks the Company faces in a timely manner, communicate necessary information to senior executives and the Board related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management as the Committee regularly reviews the Company’s internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of the Company. In addition to the Audit Committee, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s strategies and day-to-day operations.

OWNERSHIP OF SHARES

Principal Shareholders

    No person is known to the Company to be the beneficial owner of more than 5% of the Company Common Stock at January 15, 2011 except as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Marshall T. Reynolds 2450 1st Avenue Huntington, West Virginia 25728	4,756,127shares (1)	47.6%

Common Stock	Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	802,190 shares	8.0%

(1)
Includes 4,238,687 shares through a controlled corporation, The Harrah and Reynolds Corporation (“Harrah and Reynolds”), of which Mr. Reynolds is the sole shareholder and 2,440 shares held by Mr. Reynolds’ wife. A significant number of these shares are pledged as collateral to secure loans made to Mr. Reynolds in the ordinary course of business by several commercial banks.  Any disposition of such pledged shares upon a default by Mr. Reynolds under such loans could result in a change of control of the Company.  The Company has no reason to believe that any such default will occur.

Security Ownership of Officers and Directors

    The following table sets forth certain information concerning ownership of Company Common Stock as of January 15, 2011 by (i) each of the directors and nominees, (ii) each executive officer named in the Summary Compensation table contained herein, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

Louis J. Akers	14,000	*

Philip E. Cline	149,516	1.5%

Harley F. Mooney, Jr.	33,190	*

A. Michael Perry	35,456	*

Marshall T. Reynolds	4,756,127 (1)	47.6%

Neal W. Scaggs	62,300 (2)	*

Glenn W. Wilcox, Sr.	125,390	1.3%

Toney K. Adkins	23,601 (3)	*

Todd R. Fry	12,500	*

R. Douglas McElwain	32,919 (4)	*

James A. Rhodes	13,000	*

All directors and executive officers as a group	5,299,295	53.1%
(12 persons)

* The percentage of shares of Company Common Stock beneficially owned by these persons is less than 1%.

(1)	Includes 4,238,687 shares owned by a controlled corporation and 2,440 shares owned by wife, with respect to which reporting person has no voting or investment power.

(2)	Joint voting and investment power shared with wife with respect to 62,300 shares.

(3)	Joint voting and investment power with wife with respect to 12,206 shares.

(4)	Joint voting and investment power shared with wife with respect to 15,456 shares; 385 shares owned by wife.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The Company’s Compensation Committee reviews and determines the objectives and policies for executive officer and director compensation, approves compensation for our executive officers and directors and administers our stock plans.  The compensation committee has delegated to the CEO the responsibility for setting the compensation of the Company’s executive officers. This section discusses our compensation program in fiscal year 2010 for Marshall T. Reynolds, our Chairman of the Board of Directors and Chief Executive Officer (“CEO”); Todd R. Fry, our Senior Vice President and Chief Financial Officer; Toney K. Adkins, our President and Chief Operating Officer and R. Douglas McElwain and James A. Rhodes, Senior Vice Presidents (collectively, the “named executive officers”) and generally for our other executive officers.  Please see the Summary Compensation Table below for detailed components of the named executive officers’ fiscal 2010 compensation.

Objectives of our Compensation Program

The objectives of our executive compensation program are to:

●	Attract and retain highly talented and productive executives;

●	Provide appropriate incentives

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed to assure the Company attracts and retains key personnel.

Our CEO has for a number of years asked that he receive no cash bonus, and the Compensation Committee has acquiesced in such request.

Elements of Our Compensation Program:  Why We Chose Each, How We Determined the Amounts and Formulas and How Each Relates to Our Objectives

Historically, our executive compensation program has combined the following two main elements: (1) base salary and (2) annual performance cash bonus. Prior to 2006 the Company also provided long-term incentive compensation in the form of stock options.  As further described below, all named executive officers received benefits that our other employees receive, and some of our named executive officers also received personal benefits or perquisites in the form of Company supplied automobiles.  Our named executive officers do not have any severance arrangements, special change-in-control benefits or pension or retirement benefits other than our 401(k) plan.

The elements of our executive compensation program in fiscal year 2010 are described below:

1.  Base Salary.  The salaries of our named executive officers are based on a subjective analysis performed by the Company’s CEO.  The Compensation Committee reviews and establishes the salary of our CEO, while the CEO reviews and establishes the salaries of our other officers, including the named executive officers.  Our CEO has for a number of years asked that he receive a salary of $1 per year, and the Compensation Committee has acquiesced in that request.

Salaries of our named executive officers in fiscal 2010 are shown in the “Salary” column of the Summary Compensation Table, below.

2.  Annual Performance Cash Bonus.  To reward short-term performance, the Company pays a discretionary annual bonus to the named executive officers as well as other key employees of the Company.  The CEO determines the bonus to be paid to each executive officer, based primarily on the CEO’s subjective analysis.

The Compensation Committee determines the CEO bonus.  The CEO recommends the bonus for all other officers, including the named executive officers.

3.  Long-Term Incentive Compensation – Stock Options.  Prior to 2006, our equity incentive program for our executives had consisted exclusively of stock options.  Stock options give the executives the right to purchase at a preset price (the market price of our stock when the option is granted) a specific number of shares of our stock at a future date, and the executives can exercise this right during the life of the option (generally five years).  Our executives realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executives remain employed with us beyond the date their options are granted and vest.

We have not granted any stock options in fiscal 2007, 2008, 2009 or 2010. Any future grants will be based on our overall evaluation of our compensation strategies to achieve desired shareholder value.

Timing of Stock Option Grants

We did not grant stock options in anticipation of the release of material nonpublic information, and we did not time the release of material nonpublic information based on stock option grant dates. Future grants, if any, will be made consistent with this policy.

4.  Personal Benefits.  In fiscal year 2010, we provided our named executive officers with limited personal benefits or perquisites, i.e. automobiles for business and personal use, that the Compensation Committee believes are reasonable and in the best interests of the Company and its stockholders.

5.  General Benefits.  We believe that we must offer a competitive benefits program to attract and retain key executives. We provide benefits to our executives that are generally available to our other employees, including health insurance and the right to participate in the Company’s 401(k) plan.

Roles of the Compensation Committee and CEO in Determining Executive Compensation

The Compensation Committee has delegated to the CEO the responsibility for setting compensation of the Company’s executive officers. Mr. Reynolds provided to the Compensation Committee his recommendations for his own base salary and performance cash bonus program.  The Compensation Committee ultimately determined and approved Mr. Reynolds’ compensation independently based on its collective judgment.  Mr. Reynolds did not attend any meetings of the Compensation Committee and he was not present when the Compensation Committee deliberated or voted on his compensation.

Accounting Considerations

Accounting considerations play an important role in the design of our executive compensation program.  Accounting rules such as FASB ASC 718 require us to expense the cost of our stock option grants, which reduces the amount of our reported profits.  Because of option expensing and the impact of dilution on our stockholders if granted in the future, we will pay close attention to the number and value of the shares underlying stock options we grant.  In consideration of FASB ASC 718, and the fact that each of the named executive officers beneficially owns a significant amount of Company common stock to ensure alignment of his interests with that of shareholders, no stock option grants were made in fiscal 2010.

CEO Compensation

As discussed previously, Mr. Reynolds requested that his annual salary be set at $1.00 and that he receive no bonus for 2010, and the Compensation Committee acquiesced in his request.

Compensation of Other Named Executive Officers

The compensation of the named executive officers is determined by the Company’s CEO.

How Compensation Plans Do Not Encourage Excessive Risk Taking

The compensation plans of the Company consist of two basic components, an annual salary and an annual bonus. The annual bonus is entirely discretionary. It is not based on any formulaic quantification that would encourage the Company’s officers or the officers of its subsidiaries to choose one course of action over another. Rather, the bonuses are subjective in their determination based upon the CEO's determination of the individual’s performance toward achieving the Company’s performance and improving overall shareholder value. The annual bonus is relatively small in comparison to an employee’s annual salary. The Company believes that the risk of an employee losing his entire salary in the event of termination is sufficient to deter the manipulation of reported earnings or the taking of excessive risks that would threaten the value of the Company.

Given (i) the long term incentive aspect of the base salary component of the Company’s compensation plan and (ii) the absence of any specific incentive formula in the annual bonus component, the Company does not believe its compensation plans encourage senior executive officers or any other employees to take unnecessary and excessive risks, including behavior focused on short term rather then long term results and value creation, or encourage manipulation of reported earnings to enhance employee compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended October 31, 2010 filed with the Securities and Exchange Commission.

Members of the Compensation Committee:
/s/ Louis J. Akers, Chairman
/s/ A. Michael Perry
/s/ Neal W. Scaggs

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned in fiscal years ended October 31,  2008, 2009 and 2010 by the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(1)(2)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Marshall T. Reynolds, Chief Executive Officer, Chairman of the Board of Directors	2010 2009 2008	1 1 1	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	1 1 1
Todd R. Fry, Senior Vice President, Chief Financial Officer	2010 2009 2008	150,022 150,022 150,022	25,000 25,000 25,000	-0- -0- -0-	750 3,500 3,500	175,772 178,522 178,522
Toney K. Adkins, President and Chief Operating Officer	2010 2009 2008	155,022 155,022 155,022	25,000 25,000 25,000	-0- -0- -0-	775 3,600 3,600	180,797 183,622 183,622
R. Douglas McElwain, Senior Vice President, Division Manager	2010 2009 2008	165,630 164,698 159,223	25,000 25,000 25,000	-0- -0- -0-	750 3,500 3,500	191,380 193,198 187,723
James A. Rhodes, Senior Vice President, Division Manager	2010 2009 2008	159,685 153,835 153,835	25,000 25,000 25,000	-0- -0- -0-	828 3,577 3,577	185,513 182,412 182,412

(1)	This item consists of matching contributions by the Company to its 401(k) Plan on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each to such plan. Participation in the 401(k) Plan is open to any employee age 21 or older on January 1 and July 1 of each year following the first day of the thirteenth month of employment. Subject to limitations contained in the Internal Revenue Code, participants may contribute 1% to 15% of their annual compensation and the Company contributes 100% of the participant’s contribution not to exceed 2% of the participant’s annual compensation. The Company eliminated the employer match as of the second quarter of 2010.

(2)	The Company provides automobiles to all named executive officers due to their extensive travel for business purposes. The Company’s expense for providing the vehicle for each named executive’s personal use, together with any other perquisites, does not exceed $10,000, and therefore is not included in this table.

DIRECTOR COMPENSATION

    The following table summarizes compensation earned in fiscal year 2010 by the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(g)	(h)
Louis J. Akers	24,600	4,656 (2)	29,256
Philip E. Cline	24,000	-0-	24,000
Harley F. Mooney, Jr.	30,000 (1)	-0-	30,000
A. Michael Perry	24,000	-0-	24,000
Marshall T. Reynolds	-0-	-0-	-0-
Neal W. Scaggs	24,600	-0-	24,600
Glenn W. Wilcox, Sr.	24,600	10,314 (2)	34,914

(1)	Includes $6,000 director fees paid for attendance at board meetings of Stationers, Inc., a Company subsidiary.

(2)	The Company reimbursed directors Louis J. Akers $4,656 and Glenn W. Wilcox, Sr. $10,314, respectively for expenses incurred in attendance at monthly board meetings during fiscal year 2010.

TRANSACTIONS WITH DIRECTORS, OFFICERS
AND PRINCIPAL SHAREHOLDERS

Intercompany Transactions

    The Company has adopted a disinterested director voting policy pursuant to which all material transactions with any director, officer or employee or other person or entity with which such director, officer or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by a majority of independent outside directors who do not have an interest in the transactions.

    The Company has certain relationships and transactions with Harrah and Reynolds and its affiliated entities. Management believes that all existing agreements and transactions described herein between the Company and Harrah and Reynolds and its affiliates are on terms no less favorable to the Company than those available from unaffiliated third parties.

    Realty Leases

    Harrah and Reynolds, Marshall T. Reynolds or affiliated entities own the fee interest in certain real estate used by the Company in its business, and lease this real estate to the Company. All realty leases are “triple net,” whereby the Company pays for all utilities, insurance, taxes, repairs and maintenance, and all other costs associated with the properties. The properties leased, and certain of the lease terms, are set forth below.

			Annual	Expiration
Property	Lessor	Square Feet	Rental	of Term

2450 1st Avenue Huntington, West Virginia	ADJ Corp. (1)	85,000	$116,400	2013

1945 5th Avenue Huntington, West Virginia	Harrah and Reynolds	37,025	30,000	2013

615-619 4th Avenue Huntington, West Virginia	ADJ Corp. (1) and Harrah and Reynolds	59,641	21,600	2013

405 Ann Street Parkersburg, West Virginia	Printing Property Corp. (2)	36,614	57,600	2013

890 Russell Cave Road Lexington, Kentucky	Printing Property Corp. (2)	20,135	57,600	2013

Route 2 Industrial Lane Huntington, West Virginia 3000 Washington Street, West Charleston, West Virginia	ADJ Corp. (1) ADJ Corp (1)	35,000 37,710	84,000 150,000	2013 2014

(1)	ADJ Corp. is a West Virginia corporation. Two-thirds of the outstanding capital stock of ADJ Corp. is owned by Marshall T. Reynolds' two sons. One-third of the outstanding capital stock is owned by the son of director A. Michael Perry.

(2)	Printing Property Corp. is a West Virginia corporation wholly-owned by Mr. Reynolds.

Transactions with Directors and Officers

    The Company participates in a self-insurance program for employee health care benefits with affiliates controlled by Marshall T. Reynolds, Chief Executive Officer and Chairman of the Board of Directors.  The Company is allocated costs primarily related to the reinsurance premiums based on its proportionate share to provide such benefits to its employees.  The Company’s expense related to this program for the years ended October 31, 2010, 2009 and 2008 was approximately $4,307,000, $5,196,000 and $5,017,000 .

    During 2010, 2009 and 2008 the Company utilized an aircraft owned by an entity controlled by Marshall T. Reynolds and reimbursed the controlled entity for the use of the aircraft, fuel, air crew, ramp fees and other expenses attendant to the Company’s use, in amounts aggregating $47,000, $49,000 and $56,000.  The Company believes that such amounts are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

        On June 16, 2009 the Company exercised its option to purchase the building and land at 3000 Washington Street, Charleston, West Virginia occupied by its wholly owned subsidiary Syscan Corporation. On June 16, 2009, the Company assigned the right to purchase that property to ADJ Corp., which purchased the property and, pursuant to a lease commencing November 1, 2009, leased the property to the Company. The lease term is 5 years with monthly rental payments of $12,500, with the Company having an option to renew for a second 5 year term at an inflation adjusted monthly rental. During the first 5 year term, the Company has an option to purchase the property for $1.5 million. ADJ Corp. is a West Virginia corporation, two-thirds of the outstanding capital stock of which is owned by Marshall T. Reynolds' two sons, and one-third of which is owned by the son of director A. Michael Perry.

      The Company purchased vehicles from an entity controlled by Marshall T. Reynolds' two sons in the amounts of $101,000, $58,000 and $150,000 for the fiscal years ended October 31, 2010, 2009 and 2008.

      On December 29, 2009, the Company, Marshall T. Reynolds, Fifth Third Bank, as administrative agent for lenders under the Company's credit agreement dated September 14, 2007, and the other lenders entered into a forbearance agreement. The forbearance agreement, among other provisions, required Marshall T. Reynolds to lend to the Company $3,000,000 in exchange for a subordinated unsecured promissory note in like amount, payment of principal and interest on which is prohibited until payment of all liabilities under the credit agreement. The subordinated unsecured promissory note, bearing interest at a floating Wall Street Journal prime rate and maturing September 14, 2014, and a debt subordination agreement, both dated December 29, 2009, were executed and delivered, and Mr. Reynolds advanced $3,000,000 to the Company. The $3,000,000 was applied to prepayment of $3,000,000 of the Company's loans.

      On March 31, 2010 the Company, Fifth Third Bank, as a lender, L/C issuer and administrative agent for lenders (the “Administrative Agent”) and the other lenders party to the Company’s credit agreement dated September 14, 2007 (the “Credit Agreement”) entered into a Second Amendment and Waiver to Credit Agreement (the “Second Amendment”).  All conditions precedent to the effectiveness of the Second Amendment were satisfied on April 6, 2010.

      In the Second Amendment, the administrative agent and lenders waived any default or event of default arising from the Company’s previously disclosed violations of provisions of the Credit Agreement.  The Second Amendment amended various provisions of the Credit Agreement.

      As required by the Second Amendment, the Company, Marshall T. Reynolds and the administrative agent entered into a Contribution Agreement and Cash Collateral Security Agreement dated March 31, 2010 (the “Contribution Agreement”) pursuant to which Mr. Reynolds deposited $2,500,000 as cash collateral with the administrative agent, which the administrative agent may withdraw upon an event of default under the Credit Agreement.

      Mr. Reynolds has granted the administrative agent a first priority security interest in the cash collateral.

     Amounts drawn down by the administrative agent will be applied to repayment of the Company’s obligations under the Credit Agreement.  The Contribution Agreement expires upon the earliest of (i) full drawdown of the $2,500,000 deposited, (ii) repayment in full of all obligations under the Credit Agreement and termination of all commitments thereunder and (iii) the administrative agent’s determination that the Company has achieved a fixed charge coverage ratio of at least 1.2 to 1.0 as of the last day of two consecutive fiscal quarters of the Company.

      In connection with the Contribution Agreement, the Company executed and delivered to Mr. Reynolds a Subordinated Promissory Note in amount of $2,500,000, payment of principal and interest on which is prohibited prior to January 31, 2011, and thereafter only with the administrative agent’s consent.  The Subordinated Promissory Note bears interest at the Wall Street Journal prime rate (3.25% at inception and at October 31, 2010), matures September 14, 2014 and is unsecured.

      The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2010, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Director Philip E. Cline filed one late report with respect to one acquisition.
INDEPENDENT AUDITORS

    The consolidated financial statements of the Company for the years ended October 31, 2010, 2009 and 2008 have been audited by Arnett and Foster, PLLC, independent auditors.

    The Board of Directors selects the independent accountants for the Company each year. The Board of Directors intends to continue the services of Arnett and Foster, PLLC for the fiscal year ending October 31, 2011.

    A representative of Arnett and Foster, PLLC will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

Audit Fees

    Audit fees and expenses billed to the Company by Arnett and Foster, PLLC for the audit of the Company’s financial statements for the fiscal year ended October 31, 2010 and for the fiscal year ended October 31, 2009, are as follows and inclusive of subsequent year billings related to the aforementioned audited periods and classified accordingly. (Fiscal 2010 fees represent contractual fees and are inclusive of expenses billed to date.)

Fiscal 2010	Fiscal 2009
$204,090	$206,450

Audit Related Fees

    Audit related fees and expenses billed to the Company by Arnett and Foster, PLLC for fiscal years 2010 and 2009 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees”, are as follows:

Fiscal 2010	Fiscal 2009
$22,500	$22,500

Tax Fees

    Tax fees and expenses billed to the Company for fiscal years 2010 and 2009 for services related to tax compliance, tax advice and tax planning, inclusive of expenses are as follows:

Fiscal 2010	Fiscal 2009
$15,000	$7,155

All Other Fees

Fiscal 2010	Fiscal 2009
$22,500	$11,120

    In 2003, the Audit Committee established a policy whereby the independent auditor is required to seek pre-approval by the Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific estimates for each such service.

    The Audit Committee approved all of the services performed by Arnett and Foster, PLLC during fiscal year 2010.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors communications with the Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

    The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Committee held six (6) meetings during the fiscal year ended October 31, 2010.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2010 for filing with the Securities and Exchange Commission. The committee has also recommended the selection of the Company’s independent auditors.

Neal W. Scaggs, Audit Committee Chair
Glen W. Wilcox, Audit Committee Member
Louis J. Akers, Audit Committee Member

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2 in the Accompanying Form of Proxy

As described above in the “Compensation Discussion and Analysis” section beginning on page 11 and in the compensation tables beginning on page 14 of this proxy statement, the Company’s compensation programs are designed to :

•	Attract and retain qualified individuals of high integrity;
•	Motivate them to achieve the goals set forth in the Company’s business plan
•	Link executive and stockholder interests through incentive-based compensation
•	Enhance the Company’s performance, measured by both short-term and long-term achievements.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) we are required to submit a proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder of the Company, an opportunity to endorse or not endorse the compensation we pay to our named executive officers through the following resolution:

“RESOLVED, that the shareholders of Champion Industries, Inc. approve the compensation of its executive officers included in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We believe that both the Company and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.

The Company’s Board of Directors recommends that shareholders vote “FOR” the resolution to approve the compensation of named executive officers employed by the Company as described in the Compensation Discussion and Analysis and accompanying tables beginning on page 11.

The Company’s executive compensation disclosed in this proxy statement will be approved if votes cast in its favor of the proposal exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal.

Proposal No. 3 in the accompanying Form of Proxy

Dodd-Frank requires us, not less frequently than once every 6 years, to submit a proposal allowing our shareholders to vote, in an advisory, non-binding vote, on whether the shareholder vote to approve executive compensation (Proposal No. 2 in the accompanying form of proxy) will occur every 1, 2 or 3 years. As a shareholder of the Company, you are being provided the opportunity to vote on the frequency of the vote on executive compensation through the following resolution:

RESOLVED, that the shareholder vote to approve executive compensation shall occur every 1, 2 or 3 years, as marked in the accompanying form of proxy.

Your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of submitting to shareholders a resolution to afford shareholders the opportunity to vote on executive compensation.

The Company’s Board of Directors recommends that shareholders vote “FOR” the resolution to vote on executive compensation every year.

The accompanying form of proxy provides for four choices (every 1, 2 or 3 years), or abstain. Shareholders are voting on one of these periods, and are not voting to approve or disapprove the Company’s recommendation.

The frequency of the shareholder vote on executive compensation (every 1, 2 or 3 years) will be determined by a plurality of votes cast “FOR”  the year receiving the highest number of votes, even if such votes do not constitute a majority. Abstentions will not be counted as votes cast either for or against the proposal.

OTHER BUSINESS

Proposal #4 in the Accompanying Form of Proxy

    At present, the Board of Directors knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting. If other business is presented at the meeting, the proxies shall be voted in accordance with the recommendation of the Board of Directors.

    Shareholders are urged to specify their choices, and date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the Continental United States. Prompt response is helpful, and your cooperation will be appreciated.

Code of Ethics

    The Board of Directors adopted a Code of Business Conduct and Ethics on December 15, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the "Codes") which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our October 31, 2003 annual report on Form 10-K.

PROPOSALS BY SHAREHOLDERS

    Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than October 14, 2011. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than December 29, 2011. The Company’s By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see the discussion of the Nominating Committee under "Director Meetings, Committees and Attendance" or Article III, Section 10 of the Company’s By-laws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to P. O. Box 2968, Huntington, West Virginia 25728.

FORM 10-K

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2010, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TODD R. FRY, CHIEF FINANCIAL OFFICER, CHAMPION INDUSTRIES, INC., P. O. BOX 2968, HUNTINGTON, WEST VIRGINIA 25728.

Dated: February 11, 2011	By Order of the Board of Directors

Donna Connelly, SECRETARY

CHAMPION INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS, MARCH 21, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd R. Fry and Toney K. Adkins, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Champion Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Pullman Plaza Hotel, 1001 Third Avenue, Huntington, West Virginia, on March 21, 2011, and at any adjournments thereof, as indicated on the reverse side.

  Dated:_______________________________________________

  ____________________________________________________
  Signature

  ____________________________________________________
  Signature if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY IN THE RETURN ENVELOPE.

This Proxy will be voted as directed, but IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW, FOR PROPOSAL 2 and 1 YEAR for Proposal 3. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in accordance with the recommendation of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This Proxy confers discretionary authority on those named in this Proxy to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting. This Proxy may be revoked prior to its exercise.

1. ELECTION OF DIRECTORS: To fix the number of directors at seven (7) and to elect as directors the following seven (7) nominees:

(1)	Louis J. Akers	(2)	Philip E. Cline	(3)	Harley F. Mooney, Jr.	(4)	A. Michael Perry
(5)	Marshall T. Reynolds	(6)	Neal W. Scaggs	(7)	Glenn W. Wilcox, Sr.

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)			☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

   INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name on the line below:

      _____________________________________________________________________________________

 2.  To approve, in a non-binding vote, the compensation of the named executive officers

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.   To recommend,  in a non-binding vote, the frequency of shareholder votes on executive compensation

☐ 1 YEAR	☐2 YEARS	☐3 YEARS	☐ ABSTAIN

4.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1, A VOTE "FOR" ITEM 2 AND A VOTE "FOR" 1 YEAR IN ITEM 3.

(Continued, and to be signed and dated, on the reverse side)